Exhibit 8(a)(v)

AMENDMENT TO FUND PARTICIPATION AGREEMENT
BETWEEN
DELAWARE VIP TRUST
DELAWARE MANAGEMENT COMPANY
DELAWARE DISTRIBUTORS, L.P.
AND
THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

This Amendment is made this 1st day of May, 2014, by and between Delaware VIP Trust (the “Trust”), Delaware Management Company, a series of Delaware Management Business Trust (the “Adviser”), Delaware Distributors, L.P. (the “Distributor”) and The Lincoln National Life Insurance Company (the “Company”).

WITNESSETH:

WHEREAS, the Trust, the Adviser, the Distributor and the Company entered into a Fund Participation Agreement dated May 1, 1996 (the “Agreement”); and

WHEREAS the parties have agreed to amend the Agreement to revise the list of variable annuity products and variable life policies investing in the funds on Schedule 2;

WHEREAS, the parties desire to memorialize the amendment to the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, and intending to be legally bound, the Agreement shall be amended as follows:

1. Schedule 2 of the Agreement is amended and replaced with the attached Schedule 2.

2. Except as provided herein, the terms and conditions contained in the Agreement shallremain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date set forth above.

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY By: /s/ Daniel R. Hayes	DELAWARE VIP TRUST By: /s/Patrick P. Coyne
Name: Daniel R. Hayes	Name: Patrick P. Coyne
Title: Vice President	Title: President

DELAWARE DISTRIBUTORS, L.P. By: /s/ J. Scott Coleman	DELAWARE MANAGEMENT COMPANY, a series of Delaware Management Business Trust By: /s/ Patrick P. Coyne
Name: J. Scott Coleman	Name: Patrick P. Coyne
Title: President	Title: President

Amendment to Schedule 2

Variable Annuity Contracts and Variable Life Insurance Policies
Supported by Separate Accounts Listed on Schedule 1
As of May 1, 2014

Variable Annuity Contracts

Multi Fund® Individual Variable Annuity Contract (Registered and non-registered)
Multi Fund® 5 Individual Variable Annuity Contract
Multi Fund® 5 Retirement Annuity Contract
Multi Fund® Select Individual Variable Annuity Contract
Multi Fund® Variable Life Insurance Policy
Multi Fund® Group Variable Annuity Contract
Lincoln ChoicePlus Variable Annuity Contract
Lincoln ChoicePlus Access Variable Annuity Contract
Lincoln ChoicePlus Bonus Variable Annuity Contract
Lincoln ChoicePlus II Variable Annuity Contract
Lincoln ChoicePlus II Access Variable Annuity Contract
Lincoln ChoicePlus II Bonus Variable Annuity Contract
Lincoln ChoicePlus II Advance Variable Annuity Contract
Lincoln ChoicePlus Assurance (A Share/Class)
Lincoln ChoicePlus Assurance (B Share)
Lincoln ChoicePlus Assurance (B Class)
Lincoln ChoicePlus Assurance (C Share)
Lincoln ChoicePlus Assurance (L Share)
Lincoln ChoicePlus Assurance (Bonus)
Lincoln ChoicePlus Assurance (Prime)
Lincoln ChoicePlus Assurance (Series)
Lincoln ChoicePlus Design
Lincoln ChoicePlus Fusion
Lincoln ChoicePlus Momentum Income Option
Lincoln ChoicePlus Rollover
Lincoln ChoicePlus Signature
Lincoln InvestmentSolutions
Lincoln Investor AdvantageSM
Lincoln Investor AdvantageSM Fee-Based
Lincoln Investor AdvantageSM RIA
eAnnuity™ Variable Annuity Contract
Group Variable Annuity (GVA) I, II, III
New Directions Core
New Directions Access
New Directions Access 4
Individual Variable Annuity B Share
Individual Variable Annuity C Share
Lincoln Life Director™
Lincoln American Legacy Retirement Group Variable Annuity

Variable Life Insurance Policies
Lincoln VUL I Variable Universal Life Insurance Policy
Lincoln VULDB Variable Universal Life Insurance Policy
Lincoln VULDB II Variable Universal Life Insurance Policy
Lincoln VULDB IV Variable Universal Life Insurance Policy
Lincoln VULCV Variable Universal Life Insurance Policy
Lincoln VULCV II Variable Universal Life Insurance Policy
Lincoln VULFlex Variable Universal Life Insurance Policy
Lincoln VULCV III Variable Universal Life Insurance Policy
Lincoln VULCV IV Variable Universal Life Insurance Policy
Lincoln VULONE Variable Universal Life Insurance Policy
Lincoln VULONE 2005 Variable Universal Life Insurance Policy
Lincoln VULONE  2007 Variable Universal Life Insurance Policy
Lincoln Momentum VULONE Variable Universal Life Insurance Policy
Lincoln Momentum VULONE 2005 Variable Universal Life Insurance Policy
Lincoln Momentum VULONE 2007 Variable Universal Life Insurance Policy
Lincoln Momentum SVULONE Variable Universal Life Insurance Policy
Lincoln Momentum SVULONE  2007 Variable Universal Life Insurance Policy
Lincoln Money Guard Variable Universal Life Policy
Lincoln SVUL Variable Universal Life Insurance Policy
Lincoln SVUL I Variable Universal Life Insurance Policy
Lincoln SVUL II Variable Universal Life Insurance Policy
Lincoln SVUL III Variable Universal Life Insurance Policy
Lincoln SVUL IV Variable Universal Life Insurance Policy
Lincoln SVULONE Variable Universal Life Insurance Policy
Lincoln SVULONE 2007 Variable Universal Life Insurance Policy
Lincoln VULONE 2010
Lincoln CVUL Variable Universal Life Insurance Policy
Lincoln CVUL Series III Variable Universal Life Insurance Policy
Lincoln Corporate Variable 4
Lincoln Corporate Variable 5
Lincoln Corporate Variable Private Solutions
Lincoln Ensemble Accumulator VUL
Lincoln Ensemble Protector VUL
Lincoln Ensemble II VUL
Lincoln Ensemble III
Lincoln Ensemble Exec VUL 2006
Lincoln Ensemble Exec
Lincoln Ensemble SVUL
AssetEdge VUL
AssetEdge SVUL
Lincoln Corporate Commitment Variable Universal Life
Pilot Classic Variable Annuity
Pilot Elite Variable Annuity
Allegiance Variable Annuity
Private Placement Variable Universal Life